UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34229	94-3166964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, Third Floor, San Jose, California 95110	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 453-0146

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.01 Changes in Control of Registrant.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

At the annual meeting of stockholders held on August 18, 2009, the stockholders of LogicVision, Inc. (the “Company”) voted to approve the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2009, among the Company, Mentor Graphics Corporation (“Mentor Graphics”) and Fulcrum Acquisition Corporation, a wholly owned subsidiary of Mentor Graphics (“Merger Sub”), and approve the merger contemplated thereby (the “Merger”). On August 18, 2009, the Merger was completed.

At the effective time of the Merger on August 18, 2009 (the “Effective Time”), a change of control of the Company occurred. Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Mentor Graphics. At the Effective Time, each outstanding share of the Company’s common stock was converted into the right to receive 0.2006 shares of Mentor Graphics common stock (the “Exchange Ratio”). Outstanding options to purchase the Company’s common stock held by employees continuing with the Company after the Effective Time were assumed by Mentor Graphics and converted into stock options with respect to Mentor Graphics common stock based on the Exchange Ratio; outstanding options to purchase LogicVision common stock held by persons not continuing in employment with the Company after the Effective Time were converted into the right to receive a cash payment based on the difference between the applicable exercise price and the closing price of Mentor Graphics common stock on August 17, 2009 as adjusted by the Exchange Ratio; and outstanding warrants to purchase LogicVision common stock automatically terminated in accordance with their terms and were converted into the right to receive a number of shares of Mentor Graphics common stock, if any, based on the Exchange Ratio.

Pursuant to the Merger Agreement, at the Effective Time, all directors and officers of the Company resigned. Mentor Graphics, as the sole stockholder of the Company, appointed Dean M. Freed, the Vice President and General Counsel of Mentor Graphics, as the sole director of the Company, and appointed him as the President of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the joint proxy statement/prospectus filed by Mentor Graphics with the Securities and Exchange Commission (the “SEC”) on July 15, 2009 (File No. 333-159631).

As a result of the Merger, trading in the Company’s common stock on The Nasdaq Capital Market will be suspended prior to the open of trading on August 19, 2009 and The Nasdaq Capital Market has filed an application on Form 25 with the SEC as notification of removal of the Company from listing on The Nasdaq Capital Market. The Company also intends to file with the SEC certifications on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Company’s common and preferred stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

On August 18, 2009, Mentor Graphics and the Company issued a joint press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release jointly issued by Mentor Graphics Corporation and LogicVision, Inc. dated August 18, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2009

LOGICVISION, INC.

	By:	/s/ Dean M. Freed
Dean M. Freed
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release jointly issued by Mentor Graphics Corporation and LogicVision, Inc. dated August 18, 2009.